EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-89214 and 333-69342) of INFICON Holding AG of our report dated March 7, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 20-F.


/s/ PricewaterhouseCoopers LLP

March 17, 2005